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As Filed with the Securities and Exchange Commission on November 21, 2008,

Registration No. 333-153605

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-1
 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROUROCARE MEDICAL INC.
(Exact name registrant as specified in its charter)

Nevada (State of incorporation)	3841 (Primary Standard Industrial Classification Code Number)	20-1212923 (IRS Employer Identification No.)

5500 Wayzata Blvd., Suite 310
Golden Valley, Minnesota 55416
(952) 476-9093
(Address and telephone number of registrant's principal executive offices)

Mr. Richard C. Carlson, Chief Executive Officer
ProUroCare Medical Inc.
5500 Wayzata Blvd., Suite 310
Golden Valley, Minnesota 55416
Telephone: (952) 476-9093
(Name, address and telephone number of agent for service)

Copies to:
Timothy S. Hearn, Esq. Dorsey & Whitney LLP 50 South Sixth Street, Suite 1500 Minneapolis, Minnesota 55402-1498 Telephone: (612) 340-2600 Facsimile: (612) 340-8738	Girard P. Miller, Esq. Fulbright & Jaworski L.L.P. 2100 IDS Center 80 South Eighth Street Minneapolis, Minnesota 55402 Telephone: (612) 321-2800 Facsimile: (612) 321-2288

        Approximate Date of Proposed Sale to the Public: As soon as practicable after this Registration Statement has become effective.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

 PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

        The registrant estimates that expenses payable by the registrant is connection with the offering described in this registration statement will be as follows:

SEC registration fee	$453
Blue Sky fees	11,000
FINRA fee	1,650
Legal fees and expenses	503,000
Accounting fees and expenses	20,000
Printing and engraving expenses	24,000
Miscellaneous	2,397

Total	$562,500

Item 14.    Indemnification of Directors and Officers

        Nevada law permits a company to indemnify its directors and officers, except for any act of dishonesty. The Company has provided in its bylaws for the indemnification of officers and directors to the fullest extent possible under Nevada law against expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of ours. In addition, the Company has the power, to the maximum extent and in the manner permitted by Nevada Revised Statutes, to indemnify each of our employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of ProUroCare Medical Inc.

        The Company's articles of incorporation limit or eliminate the personal liability of its officers and directors for damages resulting from breaches of their fiduciary duty for acts or omissions except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the inappropriate payment of dividends in violation of Nevada Revised Statutes.

Item 15.    Recent Sales of Unregistered Securities

        The issuances of our securities listed below were made in reliance on exemption from registration provided by under Section 4(2) of the Securities Act of 1933, as amended, as we reasonably believed that the investors were sophisticated, that no general solicitations were involved, and the transactions did not otherwise involve a public offering.

Common Stock Issuances

        On December 30, 2005, we issued 4,541 shares of common stock to our current and former directors in satisfaction of accrued director's fees in the amount of $40,418.

        On February 22, 2006, pursuant to our September 1, 2005 engagement of Venture Law Resources as our corporate and securities legal counsel, we issued 2,500 shares of common stock to Venture Law Resources.

        On April 21, 2006, we issued 7,000 shares of our common stock to its former Vice-President of Engineering upon his resignation, pursuant to his employment agreement. The shares were valued at $44,800 based the average closing share price during the five days before and after the issuance date.

        On September 7, 2006, we issued 5,814 shares of our common stock to each of Scott Smith (a director of the Company) and Mr. William Smith. Net proceeds received from these investments were $50,000.

        On September 11, 2006, we issued 1,415 shares of our common stock to Devicix, LLC as payment for product development work valued at $8,938.

        On February 12, 2007, we issued 1,707 shares of our common stock to Mr. Scott Smith, a director of the Company, as repayment of a $7,000 loan to the Company from Mr. Smith.

        On March 21, 2007, the Company and the four holders of the Company's 10% unsecured convertible subordinated debentures (see "Convertible Debenture Issuances" below) agreed to amend the debenture agreements. Pursuant to the revised debenture agreements, among other things, we issued to the four holders a total of 12,478 shares of our common stock and three-year warrants to acquire a total of 6,239 shares of our common stock at $5.00 per share, as payment for $49,911 of accrued interest on the debentures.

        On April 2, 2007, we issued 4,141 shares of our common stock to Devicix, LLC, as payment for product development work valued at $20,704.

        On September 5, 2007, we issued 21,794 shares of common stock to our current and former directors in satisfaction of accrued director's fees and certain loans made to the Company, totaling $65,382.

        During the year ended December 31, 2007, the Company sold 125,000 of the Company's investment units, consisting of one share of our common stock and a 3-year warrant (immediately exercisable) to acquire 0.5 shares of our common stock for $2.50 ($5.00 per share), at a price of $4.00 per unit, with total proceeds of $500,000. The investment units were sold in tranches of 31,250 units each (on January 18, January 23, February 28 and May 1) to James L. Davis, Bruce Culver, William S. Reiling and the Smith Family Trust, making each a five percent shareholder of the Company.

        In connection with the renewal of our Crown Bank notes to, among other things, extend the maturity date of such notes to February 28, 2009, we obtained loan guarantee extensions from three guarantors, and we borrowed $600,000 from the Phillips W. Smith Family Trust (the "Smith Family Trust") and used the proceeds to retire $600,000 of the original Crown Bank loan obligation. As consideration to the Smith Family Trust for lending funds to us and to James L. Davis, Bruce Culver and William S. Reiling for extending their guarantees through February 28, 2009, we issued to them an aggregate amount of 122,222 shares of our common stock on December 28, 2007.

        On July 11, 2008 we issued 59,634 shares of common stock valued at $59,634 to our current and former directors as compensation and in satisfaction of accrued director's fees.

        On October 31, 2008, we issued a total of 17,778 shares of our common stock and five-year warrants to purchase 44,445 shares of our common stock at a price of $2.00 per share to James Davis, Bruce Culver and William S. Reiling pursuant to the terms of their October 31, 2007 extensions of their guarantees of our Crown Bank loans. The warrants will become exercisable on October 31, 2009.

        On October 31, 2008, we issued 6,667 shares of our common stock and a five-year warrant to purchase 16,667 shares of our common stock at a price of $2.00 per share to the Smith Family Trust pursuant to the terms of a $600,000 promissory note dated October 31, 2007. The warrant will become exercisable on October 31, 2009.

Warrant Issuances

        On January 25, 2006, pursuant to a loan agreement with and as consideration to provide such loan to us, we issued five-year warrants to Adron Holdings, LLC ("Adron") to acquire up to 5,000 shares of our common stock at $5.00 per share.

        On June 1, 2006, pursuant to a loan agreement with Mr. Roman Pauly ("Mr. Pauly"), and as consideration to provide such loan to us, we issued a five-year warrant to Mr. Pauly to acquire up to 3,750 shares of our common stock at $5.00 per share. On August 24, 2006, and again on March 20, 2007, we amended the note with Mr. Pauly to extend its maturity date, and in connection therewith, agreed to issue a five-year warrant (immediately exercisable) to Mr. Pauly to acquire 41.7 shares of our common stock at $5.00 per share for each day the promissory note is outstanding after August 30, 2006. As of September 30, 2008, we had accrued for issuance warrants to acquire 31,817 shares of the our common stock pursuant to this arrangement. On October 24, 2008, we amended the note to further extend its maturity date. Pursuant to the amendment, we issued to Mr. Pauly a 5-year warrant (immediately exercisable) to acquire the 31,817 shares of our common stock under the terms of the note through September 30, 2008, at $5.00 per share and a 5-year warrant (immediately exercisable) to acquire 3,000 shares of our common stock at $1.50 per share. In addition, we agreed to issue 5-year warrants to Mr. Pauly to acquire 41.7 shares of our common stock at $1.50 per share for each day the promissory note is outstanding after September 30, 2008.

        On July 21, 2006, we borrowed $7,500 from Mr. Andrew Wright, and in connection therewith issued to Mr. Wright a promissory note. Under the terms of the promissory note, we issued a five-year warrant to Mr. Wright to acquire 375 shares of our common stock at $5.00 per share.

        On August 30, 2006, we borrowed $10,000 from Ms. Leslie Pearson, and in connection therewith issued to Ms. Pearson a promissory note. Under the terms of the promissory note, the Company issued a five-year warrant to Ms. Pearson to acquire 500 shares of Company common stock at $5.00 per share.

        On November 30, 2006, we borrowed $100,000 from Adron, and in connection therewith issued to Adron a promissory note. Pursuant to the terms of the promissory note, we issued five-year warrants (immediately exercisable) to Adron to acquire 5,000 shares of our common stock at $5.00 per share on each of November 30, 2006 and January 2, 2007. On March 20, 2007, we amended the promissory note to extend its maturity date and in connection therewith issued to Adron a five-year warrant (immediately exercisable) dated February 1, 2007 to acquire 5,000 shares of our common stock at $5.00 per share, and agreed to issue additional five-year warrants to Adron to acquire 166.7 shares of our common stock for each day the Adron Note is outstanding on and after March 1, 2007, at $5.00 per share. On January 16, 2008, we paid off the promissory note and issued warrants to acquire 52,357 shares of our common stock pursuant to this arrangement.

        Between January 18, 2007 and May 1, 2007, we sold a total of 125,000 Investment Units (see "Common Stock Issuances" above). Pursuant to this sale, purchasers of the Investment Units acquired a total of 62,500 three-year warrants (immediately exercisable) to acquire our common stock at $5.00 per share.

        On March 14, 2007, upon the termination of employment of an employee, and in consideration for agreeing to defer payment of accrued salaries until the Company is able to make such payments (on the same basis as the payment of deferred salaries of continuing employees), we agreed to extend by three years the expiration date of 3,000 warrants beneficially held by the employee.

        On March 21, 2007, the Company and the four holders of the our 10% unsecured convertible subordinated debentures agreed to amend the debenture agreements. See "Common Stock Issuances" above and "Convertible Debenture Issuances" below. Pursuant to the revised debenture agreements, among other things, we issued to the four holders three-year warrants to acquire a total of 6,239 shares of our common stock at $5.00 per share.

        On April 16, 2007, we issued five-year warrants to acquire 20,000 shares of our common stock at $4.10 per share to Artann, pursuant to a research and development agreement.

        On July 31, 2007, we borrowed $100,000 from Mr. Phillips W. Smith pursuant to a promissory note. Under the terms of the promissory note, we will issue to Mr. Smith five-year warrants (immediately exercisable) to acquire 100 shares of our common stock for each day the promissory note is outstanding (to be prorated if a portion of the loan is repaid), at $5.10 per share.

        On August 29, 2007 and October 31, 2007, the Company borrowed for working capital purposes $50,000 and $100,000, respectively, from Mr. James Davis, a five percent shareholder of the Company. Concurrently with the closing of the 2007 Private Placement and the satisfaction of these loans by the issuance of convertible promissory notes (see below), we issued to Mr. Davis warrants to purchase 11,850 shares of common stock at an exercise price of $5.00 per share pursuant to the terms of the promissory notes.

        On November 30, 2007, the Company borrowed for working capital purposes $25,000 from Mr. James Davis, a five percent shareholder of the Company. We converted the principal amount of this short-term loan into units under the 2007 Private Placement on December 27, 2007, and issued to Mr. Davis warrants to purchase 700 shares of common stock at an exercise price of $5.00 per share pursuant to the terms of the promissory note.

        On January 4, 2008, pursuant to a final separation agreement with one of our former employees, we issued to the former employee five-year warrants (immediately exercisable) to acquire up to 14,500 shares of our common stock at an exercise price of $5.00 per share and amended a previously issued warrant to acquire up to 30,000 shares of our common stock to provide for cashless exercise thereof.

        Pursuant to the terms of an aggregate $112,500 of promissory notes issued in favor of William S. Reiling, James Davis and the Phillips W. Smith Family Trust (the "Smith Trust") on April 3, 2008, we issued five-year warrants (immediately exercisable) to acquire up to an aggregate of 75,000 shares of our common stock at $1.50 per share to each lender.

        On October 24, 2008, pursuant to a June 1, 2006 promissory note and amendments thereto, we issued to Mr. Pauly a 5-year warrant (immediately exercisable) to purchase 31,817 shares of our common stock at an exercise price of $5.00 per share and a 5-year warrant (immediately exercisable) to purchase 3,000 shares of our common stock at an exercise price of $1.50 per share.

        On October 31, 2008, we issued a total of 17,778 shares of our common stock and five-year warrants to purchase 44,445 shares of our common stock at a price of $2.00 per share to James Davis, Bruce Culver and William S. Reiling pursuant to the terms of their October 31, 2007 extensions of their guarantees of our Crown Bank loans. The warrants will become exercisable on October 31, 2009.

        On October 31, 2008, we issued 6,667 shares of our common stock and a five-year warrant to purchase 16,667 shares of our common stock at a price of $2.00 per share to the Smith Family Trust pursuant to the terms of a $600,000 promissory note dated October 31, 2007. The warrant will become exercisable on October 31, 2009.

Convertible Debenture Issuances

        Effective February 16, 2006 and February 28, 2006, we completed two closings under a senior debt financing totaling $2.2 million. The senior debt financing is in the form of long-term bank loans (the "Loans") secured by a security agreement covering all Company assets, including two technology licenses that were assigned to the bank, and guaranteed by a limited number of accredited individual investors, who received unsecured convertible debentures in consideration for their guarantees.

        Pursuant to the first of such two closings, on February 16, 2006, we issued a promissory note to its lender in the amount of $1,200,000. In connection with this note, Mr. William Reiling and Mr. James

Davis each guaranteed $600,000 of the loan, and were each issued a 10% unsecured convertible subordinated debenture in the amount of $200,000. Furthermore, under the second closing held on February 28, 2006, we issued a second promissory note to its lender in the amount of $1,000,000. Mr. Bruce Culver guaranteed $400,000 of the face amount and Mr. Phillips Smith guaranteed $600,000 of face amount of this promissory note, and in consideration, were issued 10% unsecured convertible subordinated debentures totaling $133,334 and $200,000, respectively.

        Each of the 10% unsecured convertible subordinated debentures issued to the guarantors in connection with our senior debt facility matures three years from the date of issue and is convertible into Company common stock at a price of $4.00 per share. If the guarantees of the underlying bank indebtedness are not released by October 31, 2007, the conversion price becomes $3.00 per share. On December 27, 2007, we amended the terms of the debentures so that the debentures and all interest accrued thereon will automatically convert into shares of our common stock at $3.00 per share on the closing of this Offering.

Convertible Promissory Note Issuances

        Between December 27, 2007 and July 29, 2008, we closed on a total of $2,000,000 of units in four private placements, including the conversion of $175,000 of existing debt into units (the "2007 and 2008 Private Placements"). The units issued pursuant to these private placements consisted of unsecured, subordinated, convertible promissory notes in the aggregate amount of $1,900,000 and warrants to purchase an aggregate of 400,000 shares of our common stock. The notes bear interest at 10% per year. Our net cash proceeds were $1,293,635 after deducting $531,365 of expenses of the offering (including $240,500 of commissions paid to the placement agent) and excluding from the cash proceeds the conversion into units of $175,000 of loans made to us by Mr. James. L. Davis and certain of the Company's Directors.

        On April 3, 2008, we borrowed an aggregate of $112,500 pursuant to three promissory notes, each in the amount of $37,500 (see Note 3). On September 12, 2008, we amended the three promissory notes. Under the terms of the amendments, the maturity date of each $37,500 note was changed from September 1, 2008 to the earlier of the seven days after the date we close on an underwritten public offering of equity securities or December 31, 2008. In addition, each note holder was given the option of converting the principal and interest into shares of our common stock at price equal to 70 percent of the price of the securities sold in that underwritten public offering, in lieu of cash.

        On September 25, 2008, we borrowed $150,000 pursuant to a convertible promissory note issued in favor of James Davis. Payment in full of the promissory notes and the interest accrued thereon at an annual rate of 10% is due on the earlier of seven days after the date we close this offering or March 25, 2010. In the event that we close on this offering before March 25, 2010, Mr. Davis will have the option of converting the principal and accrued interest into shares of our common stock at 70 percent of the offering price of the Units in this Prospectus. As consideration for providing the loan, we issued an immediately exercisable, five-year warrant to purchase 100,000 shares of our common stock at $1.50 per share to Mr. Davis.

Unit Put Agreements

        On September 16, 2008, we received $325,000 of funding commitments to purchase $325,000 units in accordance with the terms of a unit put agreement (the "Unit Put Agreement"). Upon our exercise of the put, all of the investors who have signed a Unit Put Agreement will purchase the units being put by us on a pro rata basis within 5 days after receiving the put notice from us.

        Each unit will consist of a note in the principal amount of $9,500 and a warrant to purchase 2,000 shares of our common stock. The purchase price of the warrant portion of each unit is $500. The notes bear interest at 10% per year, mature on the eighteen-month anniversary of the date of the Unit

Put Agreement, and will convert into common stock at 70% of the initial offering price of the Units offered in this prospectus. In the event this offering is not completed before the maturity date, the entire principal and unpaid accrued interest will convert into our common stock at $0.15 per share. We may, at our option, prepay the notes anytime on or after January 1, 2009. The warrants will be exercisable immediately upon issuance and will remain exercisable until December 31, 2012 at an exercise price of $1.00 per share.

        In consideration of each purchaser's future funding commitment, each purchaser received an origination warrant ("Origination Warrants") to purchase 1,000 shares of our common stock for each $10,000 unit that an investor has committed to purchase. Each Origination Warrant becomes exercisable when the right of the Company to exercise the put expires and remains exercisable until December 31, 2012 at an exercise price of $1.00 per share. We have issued Origination Warrants to purchase an aggregate 32,500 shares of our common stock.

        On September 16, 2008, we exercised $162,500 of our put options under the Unit Purchase Agreement, and upon the September 24, 2008 closing thereof, issued Unit Put Notes in the principal amount of $154,375 and 32,500 Unit Put Warrants. On October 17, 2008, we exercised the remaining $162,500 of our put options and on October 28, 2008, closed on put options of $127,500. We expect to close on the remaining $35,000 of put options in November. At the October 28, 2008 closing, we issued Unit Put Notes in the principal amount of $121,125 and 25,500 Unit Put Warrants.

Item 16.    Exhibits

Exhibit No.	Description
1	Form of Underwriting Agreement (filed herewith).
2.1
Agreement of Merger and Reorganization by and among Global Internet Communications, Inc., GIC Acquisition Co., and ProUroCare Inc. dated April 5, 2004 (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed April 20, 2004).
2.2
Articles of Merger relating to the merger of GIC Acquisition Co., then a wholly owned subsidiary of the registrant with and into ProUroCare Inc., as filed with the Minnesota Secretary of State on April 5, 2004 (incorporated by reference to Exhibit 2.2 to our Current Report on Form 8-K filed April 20, 2004).
3.1	Amended and Restated Bylaws of ProUroCare Medical Inc. (incorporated by reference to Exhibit 3.2 to Annual Report on Form 10-KSB filed March 31, 2005).
4.1
Warrant to acquire 300,000 shares of common stock of ProUroCare Medical Inc., issued in favor of BINA Enterprises on April 5, 2004 (incorporated by reference to Exhibit 4.2 to Registration Statement on Form SB-2 filed August 3, 2004).
4.2
Form of warrants issued to ProUroCare Inc. guarantors of lines of credit, issued between March 1 and December 22, 2003 (incorporated by reference to Exhibit 4.5 to Registration Statement on Form SB-2 filed August 3, 2004).
4.3
Form of Warrant to acquire 300,000 shares of common stock of ProUroCare Medical Inc., issued in favor of Artann Laboratories, Inc. and Vladimir Drits effective as of July 19, 2004 and December 2, 2004 (incorporated by reference to Exhibit 4.6 to Registration Statement on Form SB-2/A filed October 1, 2004).
4.4
Form of warrants issued to promissory note guarantors and a lender between September 14 and October 19, 2005 (incorporated by reference to Exhibit 4.9 to Annual Report on Form 10-KSB filed March 31, 2006).

4.5
Form of Convertible Subordinated Debenture issued in favor of William Reiling and James Davis dated February 17, 2006 and issued in favor of the Phillips W. Smith Family Trust and Bruce Culver dated February 28, 2006 (incorporated by reference to Exhibit 4.6 to Current Report on Form 8-K filed February 23, 2006).
4.6
Warrant to acquire 25,000 shares of common stock of ProUroCare Medical, Inc. issued in favor of Adron Holdings, LLC, dated January 25, 2006 (incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed January 31, 2006).
4.7
Security Agreement between Crown Bank and ProUroCare, Inc., dated January 11, 2006 and executed February 16, 2006 (incorporated by reference to Exhibit 4.8 to Current Report on Form 8-K filed February 23, 2006).
4.8	Security Agreement between Crown Bank and ProUroCare, Inc., dated February 28, 2006 (incorporated by reference to Exhibit 4.9 to Current Report on Form 8-K filed March 3, 2006).
4.9	Security Agreement between Crown Bank and ProUroCare Medical, Inc., dated February 28, 2006 (incorporated by reference to Exhibit 4.10 to Current Report on Form 8-K filed March 3, 2006).
4.10
Warrant to acquire 37,500 shares of common stock of ProUroCare Medical, Inc. issued in favor of Roman Pauly and Maryjo Pauly, dated June 1, 2006 (incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed June 6, 2006).
4.11
Form of warrant to acquire shares of common stock of ProUroCare Medical, Inc. issued to lenders in connection with a $100,000 promissory note, dated November 29, 2006 and January 3, 2007 (incorporated by reference to Exhibit 4.17 to Annual Report on Form 10-KSB filed March 30, 2007).
4.12
Form of warrants to acquire shares of common stock of ProUroCare Medical Inc. issued in favor of subscribers of the Company's $500,000 Investment Unit offering dated January 18 and January 23, 2007 (incorporated by reference to Exhibit 4.18 to Annual Report on Form 10-KSB filed March 30, 2007).
4.13
Form of revised Convertible Subordinated Debenture issued to William Reiling, James Davis, Bruce Culver, and the Phillips W. Smith Family Trust in replacement of Convertible Subordinated Debentures dated February 17, 2006 and February 28, 2006 (incorporated by reference to Exhibit 4.23 to Annual Report on Form 10-KSB filed March 30, 2007).
4.14
Amendment No. 1 to warrant to acquire 300,000 shares of common stock of ProUroCare Medical Inc., originally issued in favor of BINA Enterprises on April 5, 2004, dated April 5, 2007 (incorporated by reference to Exhibit 4.14 to Annual Report on Form 10-KSB filed March 31, 2008).
4.15
Form of Amendment No. 1 to Convertible Subordinated Debentures issued to William Reiling, James Davis, Bruce Culver, and the Phillips W. Smith Family Trust, dated December 28, 2007 (incorporated by reference to Exhibit 4.15 to Annual Report on Form 10-KSB filed March 31, 2008).
4.16	Form of warrant issued pursuant to the Company's 2007 Private Placement dated December 27, 2007 (incorporated by reference to Exhibit 4.16 to Annual Report on Form 10-KSB filed March 31, 2008).
4.17	Warrant issued to James Davis dated December 27, 2007 (incorporated by reference to Exhibit 4.17 to Annual Report on Form 10-KSB filed March 31, 2008).

4.18	Form of warrant issued pursuant to the Company's 2008 Private Placement dated February 13, 2008 (incorporated by reference to Exhibit 4.18 to Annual Report on Form 10-KSB filed March 31, 2008).
4.19	ProUroCare Medical Inc. Amended and Restated 2002 Stock Plan (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-8 filed March 31, 2008).*
4.20	ProUroCare Medical Inc. Amended and Restated 2004 Stock Option Plan (incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-8 filed March 31, 2008).*
4.21
Form of warrants issued to William Reiling, James Davis and the Phillips W. Smith Family Trust dated April 3, 2008 (incorporated by reference to Exhibit 4.1 to Quarterly Report on Form 10-QSB filed May 8, 2008)
4.22	Form of Origination Warrant issued pursuant to the Company's Unit Put Agreement dated September 16, 2008**
4.23	Form of Put Warrant issued pursuant to the Company's exercise of its put right pursuant to the Unit Put Agreement dated September 16, 2008**
4.24	Warrant issued to James Davis dated September 25, 2008 (incorporated by reference to Exhibit 4.1 to Quarterly Report on Form 10-Q filed October 23, 2008).
4.25	Form of Warrant issued to James Dans, Bruce Culver, William S. Reiling and the Smith Family Trust, dated October 31, 2008.**
4.26	Form of Underwriters Warrant Agreement (filed herewith)
4.27	Form of Warrant Agreement between ProUroCare Medical Inc. and Interwest Transfer†
4.28	Specimen Warrant†
4.29	Form of Unit Certificate†
5.1	Opinion of Dorsey & Whitney, LLP.†
10.1
License Agreement by and between CS Medical Technologies, LLC and ProUroCare Inc., dated July 6, 2001 (incorporated by reference to Exhibit 10.10 to Registration Statement on Form SB-2/A filed October 1, 2004).
10.2
Promissory Note issued in favor of Crown Bank, executed February 16, 2006 and effective January 11, 2006 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed February 23, 2006).
10.3	Guaranty provided to Crown Bank on behalf of ProUroCare Medical Inc. dated January 10, 2006 (incorporated by reference to Exhibit 4.4 to Current Report on Form 8-K filed February 23, 2006).
10.4	Guaranty provided to Crown Bank on behalf of ProUroCare Medical Inc. dated February 28, 2006 (incorporated by reference to Exhibit 4.5 to Current Report on Form 8-K filed March 3, 2006).
10.5	Promissory Note issued in favor of Crown Bank, dated February 28, 2006 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed March 3, 2006).
10.6	Promissory Note issued in favor of Roman Pauly, dated June 1, 2006 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed June 6, 2006).

10.7
Amendment #1 to Promissory Note dated June 1, 2006 issued in favor of Roman Pauly, dated August 24, 2006 (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-QSB filed September 18, 2006).
10.8
Promissory Note issued in favor of Adron Holdings, LLC, dated November 29, 2006, as amended March 21, 2007 (incorporated by reference to Exhibit 10.37 to Annual Report on Form 10-KSB filed March 30, 2007).
10.9
Amendment #2 to Promissory Note dated June 1, 2006 issued in favor of Roman Pauly, dated March 21, 2007 (incorporated by reference to Exhibit 10.38 to Annual Report on Form 10-KSB filed March 30, 2007).
10.10
Termination and Intent for Cooperation Agreement dated April 16, 2007 by and between ProUroCare Medical Inc. and Artann Laboratories, Inc. (incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-QSB filed May 15, 2007).
10.11	Promissory Note issued in favor of Alexander Nazarenko, dated April 17, 2007 (incorporated by reference to Exhibit 10.5 to Quarterly Report on Form 10-QSB filed May 15, 2007).
10.12	Maurice Taylor Agreement to Defer Payment of Accrued Salary dated May 11, 2007 (incorporated by reference to Exhibit 10.6 to Quarterly Report on Form 10-QSB filed May 15, 2007).
10.13	Michael Grossman Final Separation Agreement dated May 11, 2007 (incorporated by reference to Exhibit 10.7 to Quarterly Report on Form 10-QSB filed May 15, 2007).
10.14	Promissory Note issued in favor of Alexander Nazarenko, dated June 25, 2007 (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-QSB filed August 14, 2007).
10.15	Employment Agreement by and between ProUroCare Inc. and Richard B. Thon, dated July 21, 2007 (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-QSB filed August 14, 2007).*
10.16	Promissory Note issued in favor of Phillips W. Smith, dated July 31, 2007 (incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-QSB filed August 14, 2007).
10.17
Amendment # 2 to Promissory Note issued in favor of Adron Holdings, LLC on November 29, 2006, dated August 8, 2007 (incorporated by reference to Exhibit 10.5 to Quarterly Report on Form 10-QSB filed August 14, 2007).
10.18	Promissory Note issued in favor of James Davis, dated August 29, 2007 (incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-QSB filed November 14, 2007).
10.19
Promissory Note issued in favor of the Phillips W. Smith Family Trust, executed on October 31, 2007 effective as of October 15, 2007 (incorporated by reference to Exhibit 10.35 to Annual Report on Form 10-KSB filed March 31, 2008).
10.20
Security Agreement issued in favor of the Phillips W. Smith Family Trust, executed on October 31, 2007 effective as of October 15, 2007 (incorporated by reference to Exhibit 10.36 to Annual Report on Form 10-KSB filed March 31, 2008).
10.21	$400,000 Promissory Note issued in favor of Crown Bank, executed October 31, 2007(incorporated by reference to Exhibit 10.37 to Annual Report on Form 10-KSB filed March 31, 2008).

10.22	$1,200,000 Promissory Note issued in favor of Crown Bank, executed October 31 2007 (incorporated by reference to Exhibit 10.38 to Annual Report on Form 10-KSB filed March 31, 2008).
10.23
Commercial Loan and Security Agreement with Crown Bank, executed October 31, 2007 and effective as of December 28, 2007.(incorporated by reference to Exhibit 10.39 to Annual Report on Form 10-KSB filed March 31, 2008).
10.24
Guaranty provided to Crown Bank on behalf of ProUroCare Medical Inc. by Bruce Culver dated October 10, 2007 (incorporated by reference to Exhibit 10.40 to Annual Report on Form 10-KSB filed March 31, 2008).
10.25
Guaranty provided to Crown Bank on behalf of ProUroCare Medical Inc. by James Davis dated October 10, 2007 (incorporated by reference to Exhibit 10.41 to Annual Report on Form 10-KSB filed March 31, 2008).
10.26
Guaranty provided to Crown Bank on behalf of ProUroCare Medical Inc. by Phil Smith dated October 10, 2007 (incorporated by reference to Exhibit 10.42 to Annual Report on Form 10-KSB filed March 31, 2008).
10.27	Promissory Note issued in favor of James Davis, dated October 31, 2007 (incorporated by reference to Exhibit 10.43 to Annual Report on Form 10-KSB filed March 31, 2008).
10.28	Promissory Note issued in favor of James Davis, dated November 30, 2007 (incorporated by reference to Exhibit 10.44 to Annual Report on Form 10-KSB filed March 31, 2008).
10.29
Form of Convertible Note issued pursuant to the Company's 2007 Private Placement dated December 27, 2007 (incorporated by reference to Exhibit 10.45 to Annual Report on Form 10-KSB filed March 31, 2008).
10.30	Convertible Note issued to James Davis dated December 27, 2007 (incorporated by reference to Exhibit 10.46 to Annual Report on Form 10-KSB filed March 31, 2008).
10.31
Form of Convertible Note issued pursuant to the Company's 2008 Private Placement dated February 13, 2008 (incorporated by reference to Exhibit 10.47 to Annual Report on Form 10-KSB filed March 31, 2008).
10.32
Amendment #1 to Promissory Note dated July 31, 2007 between ProUroCare Medical, Inc. and The Phillips W. Smith Family Trust, Dated March 11, 2008 (incorporated by reference to Exhibit 10.48 to Annual Report on Form 10-KSB filed March 31, 2008).
10.33
Amendment #1 to $600,000 Promissory Note dated October 15, 2007 between ProUroCare Medical, Inc. and The Phillips W. Smith Family Trust, Dated March 11, 2008 (incorporated by reference to Exhibit 10.49 to Annual Report on Form 10-KSB filed March 31, 2008).
10.34	Asset Purchase Agreement by and between ProUroCare Medical Inc. and Profile, LLC dated April 3, 2008 (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-QSB filed May 8, 2008).
10.35	Security Agreement by and between ProUroCare Medical Inc. and Profile, LLC dated April 3, 2008 (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-QSB filed May 8, 2008).
10.36	Promissory Note by and between ProUroCare Medical Inc. and Profile, LLC dated April 3, 2008 (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-QSB filed May 8, 2008).

10.37	Form of Promissory Notes by and between ProUroCare Medical Inc. and each of William Reiling, James Davis and the Phillips W. Smith Family Trust dated April 3, 2008 (incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-QSB filed May 8, 2008).
10.38	Employment Agreement by and between ProUroCare Inc. and Richard Carlson dated July 16, 2008 (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-QSB filed August 14, 2008).
10.39
License Agreement by and between ProUroCare Medical Inc. and Artann Laboratories Inc. dated July 25, 2008 (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-QSB filed August 14, 2008).
10.40
Development and Commercialization Agreement by and between ProUroCare Medical Inc. and Artann Laboratories Inc. dated July 25, 2008 (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-QSB filed August 14, 2008).
10.41
Amendment Number 1 to Promissory Note by and between ProUroCare Medical Inc. and Profile, LLC dated April 3, 2008 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed September 16, 2008).
10.42
Form of Amendment Number 1 to Promissory Notes by and between ProUroCare Medical Inc. and each of William Reiling, James Davis and the Phillips W. Smith Family Trust dated April 3, 2008 (incorporated by reference to Exhibit 10.2 on Form 8-K filed September 16, 2008).
10.43	Unit Put Agreement dated September 16, 2008**
10.44	Form of Convertible Promissory Note issued pursuant to the Company's exercise of its put right pursuant to the Unit Put Agreement dated September 16, 2008**
10.45	Convertible Promissory Note dated September 25, 2008 issued in favor of James Davis (incorporated by reference to Exhibit 10.7 to Quarterly Report on Form 10-Q filed October 23, 2008).
21.1	List of Subsidiaries of ProUroCare Medical Inc. (incorporated by reference to Exhibit 21.1 to Registration Statement on Form SB-2 filed August 3, 2004).
23.1	Consent of Virchow, Krause & Company, LLP.**
23.2	Consent of Dorsey & Whitney, LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page hereof).

*
Management contract or compensatory plan.

**
Previously filed.

†
To be filed by amendment.

Item 17.    Undertakings

        The undersigned Registrant hereunder undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a)   To include any prospectus required by Section 10(a)(3) of the Securities Act,

          (b)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement,

          (c)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (a)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (b)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (c)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (d)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (5)   The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

        (6)   The undersigned registrant hereby undertakes that:

  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Remainder of page intentionally left blank.
Signatures on following page.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 2 to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized on November 21, 2008.

PROUROCARE MEDICAL INC.
By:	/s/ RICHARD C. CARLSON Richard C. Carlson Chief Executive Officer and Acting Chairman

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Form S-1 has been signed by the following persons in the capacities indicated on November 21, 2008.

Name		Title

/s/ RICHARD C. CARLSON Richard C. Carlson		Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ RICHARD B. THON Richard B. Thon		Chief Financial Officer (Principal Financial and Accounting Officer)
* David Koenig		Director and Secretary
* Robert Rudelius		Director
* Scott Smith		Director
*By	/s/ RICHARD C. CARLSON Richard C. Carlson Attorney-in-Fact

Exhibit No.	Description
1	Form of Underwriting Agreement (filed herewith).
2.1
Agreement of Merger and Reorganization by and among Global Internet Communications, Inc., GIC Acquisition Co., and ProUroCare Inc. dated April 5, 2004 (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed April 20, 2004).
2.2
Articles of Merger relating to the merger of GIC Acquisition Co., then a wholly owned subsidiary of the registrant with and into ProUroCare Inc., as filed with the Minnesota Secretary of State on April 5, 2004 (incorporated by reference to Exhibit 2.2 to our Current Report on Form 8-K filed April 20, 2004).
3.1	Amended and Restated Bylaws of ProUroCare Medical Inc. (incorporated by reference to Exhibit 3.2 to Annual Report on Form 10-KSB filed March 31, 2005).
4.1
Warrant to acquire 300,000 shares of common stock of ProUroCare Medical Inc., issued in favor of BINA Enterprises on April 5, 2004 (incorporated by reference to Exhibit 4.2 to Registration Statement on Form SB-2 filed August 3, 2004).
4.2
Form of warrants issued to ProUroCare Inc. guarantors of lines of credit, issued between March 1 and December 22, 2003 (incorporated by reference to Exhibit 4.5 to Registration Statement on Form SB-2 filed August 3, 2004).
4.3
Form of Warrant to acquire 300,000 shares of common stock of ProUroCare Medical Inc., issued in favor of Artann Laboratories, Inc. and Vladimir Drits effective as of July 19, 2004 and December 2, 2004 (incorporated by reference to Exhibit 4.6 to Registration Statement on Form SB-2/A filed October 1, 2004).
4.4
Form of warrants issued to promissory note guarantors and a lender between September 14 and October 19, 2005 (incorporated by reference to Exhibit 4.9 to Annual Report on Form 10-KSB filed March 31, 2006).
4.5
Form of Convertible Subordinated Debenture issued in favor of William Reiling and James Davis dated February 17, 2006 and issued in favor of the Phillips W. Smith Family Trust and Bruce Culver dated February 28, 2006 (incorporated by reference to Exhibit 4.6 to Current Report on Form 8-K filed February 23, 2006).
4.6
Warrant to acquire 25,000 shares of common stock of ProUroCare Medical, Inc. issued in favor of Adron Holdings, LLC, dated January 25, 2006 (incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed January 31, 2006).
4.7
Security Agreement between Crown Bank and ProUroCare, Inc., dated January 11, 2006 and executed February 16, 2006 (incorporated by reference to Exhibit 4.8 to Current Report on Form 8-K filed February 23, 2006).
4.8	Security Agreement between Crown Bank and ProUroCare, Inc., dated February 28, 2006 (incorporated by reference to Exhibit 4.9 to Current Report on Form 8-K filed March 3, 2006).
4.9	Security Agreement between Crown Bank and ProUroCare Medical, Inc., dated February 28, 2006 (incorporated by reference to Exhibit 4.10 to Current Report on Form 8-K filed March 3, 2006).
4.10
Warrant to acquire 37,500 shares of common stock of ProUroCare Medical, Inc. issued in favor of Roman Pauly and Maryjo Pauly, dated June 1, 2006 (incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed June 6, 2006).

Exhibit No.	Description
4.11	Form of warrant to acquire shares of common stock of ProUroCare Medical, Inc. issued to lenders in connection with a $100,000 promissory note, dated November 29, 2006 and January 3, 2007 (incorporated by reference to Exhibit 4.17 to Annual Report on Form 10-KSB filed March 30, 2007).
4.12
Form of warrants to acquire shares of common stock of ProUroCare Medical Inc. issued in favor of subscribers of the Company's $500,000 Investment Unit offering dated January 18 and January 23, 2007 (incorporated by reference to Exhibit 4.18 to Annual Report on Form 10-KSB filed March 30, 2007).
4.13
Form of revised Convertible Subordinated Debenture issued to William Reiling, James Davis, Bruce Culver, and the Phillips W. Smith Family Trust in replacement of Convertible Subordinated Debentures dated February 17, 2006 and February 28, 2006 (incorporated by reference to Exhibit 4.23 to Annual Report on Form 10-KSB filed March 30, 2007).
4.14
Amendment No. 1 to warrant to acquire 300,000 shares of common stock of ProUroCare Medical Inc., originally issued in favor of BINA Enterprises on April 5, 2004, dated April 5, 2007 (incorporated by reference to Exhibit 4.14 to Annual Report on Form 10-KSB filed March 31, 2008).
4.15
Form of Amendment No. 1 to Convertible Subordinated Debentures issued to William Reiling, James Davis, Bruce Culver, and the Phillips W. Smith Family Trust, dated December 28, 2007 (incorporated by reference to Exhibit 4.15 to Annual Report on Form 10-KSB filed March 31, 2008).
4.16	Form of warrant issued pursuant to the Company's 2007 Private Placement dated December 27, 2007 (incorporated by reference to Exhibit 4.16 to Annual Report on Form 10-KSB filed March 31, 2008).
4.17	Warrant issued to James Davis dated December 27, 2007 (incorporated by reference to Exhibit 4.17 to Annual Report on Form 10-KSB filed March 31, 2008).
4.18	Form of warrant issued pursuant to the Company's 2008 Private Placement dated February 13, 2008 (incorporated by reference to Exhibit 4.18 to Annual Report on Form 10-KSB filed March 31, 2008).
4.19	* ProUroCare Medical Inc. Amended and Restated 2002 Stock Plan (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-8 filed March 31, 2008).
4.20	* ProUroCare Medical Inc. Amended and Restated 2004 Stock Option Plan (incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-8 filed March 31, 2008).
4.21
Form of warrants issued to William Reiling, James Davis and the Phillips W. Smith Family Trust dated April 3, 2008 (incorporated by reference to Exhibit 4.1 to Quarterly Report on Form 10-QSB filed May 8, 2008)
4.22	Form of Origination Warrant issued pursuant to the Company's Unit Put Agreement dated September 16, 2008**
4.23	Form of Put Warrant issued pursuant to the Company's exercise of its put right pursuant to the Unit Put Agreement dated September 16, 2008**
4.24	Warrant issued to James Davis dated September 25, 2008 (incorporated by reference to Exhibit 4.1 to Quarterly Report on Form 10-Q filed October 23, 2008).
4.25	Form of Warrant issued to James Davis, Bruce Culver, William S. Reiling and the Smith Family Trust, dated October 31, 2008.**
4.26	Form of Underwriter's Warrant Agreement (filed herewith).

Exhibit No.	Description
4.27	Form of Warrant Agreement between ProUroCare Medical Inc. and Interwest Transfer†
4.28	Specimen Warrant.†
4.29	Form of Unit Certificate.†
5.1	Opinion of Dorsey & Whitney, LLP.†
10.1
License Agreement by and between CS Medical Technologies, LLC and ProUroCare Inc., dated July 6, 2001 (incorporated by reference to Exhibit 10.10 to Registration Statement on Form SB-2/A filed October 1, 2004).
10.2
Promissory Note issued in favor of Crown Bank, executed February 16, 2006 and effective January 11, 2006 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed February 23, 2006).
10.3	Guaranty provided to Crown Bank on behalf of ProUroCare Medical Inc. dated January 10, 2006 (incorporated by reference to Exhibit 4.4 to Current Report on Form 8-K filed February 23, 2006).
10.4	Guaranty provided to Crown Bank on behalf of ProUroCare Medical Inc. dated February 28, 2006 (incorporated by reference to Exhibit 4.5 to Current Report on Form 8-K filed March 3, 2006).
10.5	Promissory Note issued in favor of Crown Bank, dated February 28, 2006 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed March 3, 2006).
10.6	Promissory Note issued in favor of Roman Pauly, dated June 1, 2006 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed June 6, 2006).
10.7
Amendment #1 to Promissory Note dated June 1, 2006 issued in favor of Roman Pauly, dated August 24, 2006 (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-QSB filed September 18, 2006).
10.8
Promissory Note issued in favor of Adron Holdings, LLC, dated November 29, 2006, as amended March 21, 2007 (incorporated by reference to Exhibit 10.37 to Annual Report on Form 10-KSB filed March 30, 2007).
10.9
Amendment #2 to Promissory Note dated June 1, 2006 issued in favor of Roman Pauly, dated March 21, 2007 (incorporated by reference to Exhibit 10.38 to Annual Report on Form 10-KSB filed March 30, 2007).
10.10
Termination and Intent for Cooperation Agreement dated April 16, 2007 by and between ProUroCare Medical Inc. and Artann Laboratories, Inc. (incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-QSB filed May 15, 2007).
10.11	Promissory Note issued in favor of Alexander Nazarenko, dated April 17, 2007 (incorporated by reference to Exhibit 10.5 to Quarterly Report on Form 10-QSB filed May 15, 2007).
10.12	Maurice Taylor Agreement to Defer Payment of Accrued Salary dated May 11, 2007 (incorporated by reference to Exhibit 10.6 to Quarterly Report on Form 10-QSB filed May 15, 2007).
10.13	Michael Grossman Final Separation Agreement dated May 11, 2007 (incorporated by reference to Exhibit 10.7 to Quarterly Report on Form 10-QSB filed May 15, 2007).

Exhibit No.	Description
10.14	Promissory Note issued in favor of Alexander Nazarenko, dated June 25, 2007 (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-QSB filed August 14, 2007).
10.15	* Employment Agreement by and between ProUroCare Inc. and Richard B. Thon, dated July 21, 2007 (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-QSB filed August 14, 2007).
10.16	Promissory Note issued in favor of Phillips W. Smith, dated July 31, 2007 (incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-QSB filed August 14, 2007).
10.17
Amendment # 2 to Promissory Note issued in favor of Adron Holdings, LLC on November 29, 2006, dated August 8, 2007 (incorporated by reference to Exhibit 10.5 to Quarterly Report on Form 10-QSB filed August 14, 2007).
10.18	Promissory Note issued in favor of James Davis, dated August 29, 2007 (incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-QSB filed November 14, 2007).
10.19
Promissory Note issued in favor of the Phillips W. Smith Family Trust, executed on October 31, 2007 effective as of October 15, 2007 (incorporated by reference to Exhibit 10.35 to Annual Report on Form 10-KSB filed March 31, 2008).
10.20
Security Agreement issued in favor of the Phillips W. Smith Family Trust, executed on October 31, 2007 effective as of October 15, 2007 (incorporated by reference to Exhibit 10.36 to Annual Report on Form 10-KSB filed March 31, 2008).
10.21	$400,000 Promissory Note issued in favor of Crown Bank, executed October 31, 2007(incorporated by reference to Exhibit 10.37 to Annual Report on Form 10-KSB filed March 31, 2008).
10.22	$1,200,000 Promissory Note issued in favor of Crown Bank, executed October 31 2007 (incorporated by reference to Exhibit 10.38 to Annual Report on Form 10-KSB filed March 31, 2008).
10.23
Commercial Loan and Security Agreement with Crown Bank, executed October 31, 2007 and effective as of December 28, 2007.(incorporated by reference to Exhibit 10.39 to Annual Report on Form 10-KSB filed March 31, 2008).
10.24
Guaranty provided to Crown Bank on behalf of ProUroCare Medical Inc. by Bruce Culver dated October 10, 2007 (incorporated by reference to Exhibit 10.40 to Annual Report on Form 10-KSB filed March 31, 2008).
10.25
Guaranty provided to Crown Bank on behalf of ProUroCare Medical Inc. by James Davis dated October 10, 2007 (incorporated by reference to Exhibit 10.41 to Annual Report on Form 10-KSB filed March 31, 2008).
10.26
Guaranty provided to Crown Bank on behalf of ProUroCare Medical Inc. by Phil Smith dated October 10, 2007 (incorporated by reference to Exhibit 10.42 to Annual Report on Form 10-KSB filed March 31, 2008).
10.27	Promissory Note issued in favor of James Davis, dated October 31, 2007 (incorporated by reference to Exhibit 10.43 to Annual Report on Form 10-KSB filed March 31, 2008).
10.28	Promissory Note issued in favor of James Davis, dated November 30, 2007 (incorporated by reference to Exhibit 10.44 to Annual Report on Form 10-KSB filed March 31, 2008).

Exhibit No.	Description
10.29	Form of Convertible Note issued pursuant to the Company's 2007 Private Placement dated December 27, 2007 (incorporated by reference to Exhibit 10.45 to Annual Report on Form 10-KSB filed March 31, 2008).
10.30	Convertible Note issued to James Davis dated December 27, 2007 (incorporated by reference to Exhibit 10.46 to Annual Report on Form 10-KSB filed March 31, 2008).
10.31
Form of Convertible Note issued pursuant to the Company's 2008 Private Placement dated February 13, 2008 (incorporated by reference to Exhibit 10.47 to Annual Report on Form 10-KSB filed March 31, 2008).
10.32
Amendment #1 to Promissory Note dated July 31, 2007 between ProUroCare Medical, Inc. and The Phillips W. Smith Family Trust, Dated March 11, 2008 (incorporated by reference to Exhibit 10.48 to Annual Report on Form 10-KSB filed March 31, 2008).
10.33
Amendment #1 to $600,000 Promissory Note dated October 15, 2007 between ProUroCare Medical, Inc. and The Phillips W. Smith Family Trust, Dated March 11, 2008 (incorporated by reference to Exhibit 10.49 to Annual Report on Form 10-KSB filed March 31, 2008).
10.34	Asset Purchase Agreement by and between ProUroCare Medical Inc. and Profile, LLC dated April 3, 2008 (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-QSB filed May 8, 2008).
10.35	Security Agreement by and between ProUroCare Medical Inc. and Profile, LLC dated April 3, 2008 (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-QSB filed May 8, 2008).
10.36	Promissory Note by and between ProUroCare Medical Inc. and Profile, LLC dated April 3, 2008 (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-QSB filed May 8, 2008).
10.37
Form of Promissory Notes by and between ProUroCare Medical Inc. and each of William Reiling, James Davis and the Phillips W. Smith Family Trust dated April 3, 2008 (incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-QSB filed May 8, 2008).
10.38	Employment Agreement by and between ProUroCare Inc. and Richard Carlson dated July 16, 2008 (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-QSB filed August 14, 2008).
10.39
License Agreement by and between ProUroCare Medical Inc. and Artann Laboratories Inc. dated July 25, 2008 (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-QSB filed August 14, 2008).
10.40
Development and Commercialization Agreement by and between ProUroCare Medical Inc. and Artann Laboratories Inc. dated July 25, 2008 (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-QSB filed August 14, 2008).
10.41
Amendment Number 1 to Promissory Note by and between ProUroCare Medical Inc. and Profile, LLC dated April 3, 2008 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed September 16, 2008).
10.42
Form of Amendment Number 1 to Promissory Notes by and between ProUroCare Medical Inc. and each of William Reiling, James Davis and the Phillips W. Smith Family Trust dated April 3, 2008 (incorporated by reference to Exhibit 10.2 on Form 8-K filed September 16, 2008).

Exhibit No.	Description
10.43	Unit Put Agreement dated September 16, 2008.**
10.44	Form of Convertible Promissory Note issued pursuant to the Company's exercise of its put right pursuant to the Unit Put Agreement dated September 16, 2008.**
10.45	Convertible Promissory Note dated September 25, 2008 issued in favor of James Davis (incorporated by reference to Exhibit 10.7 to Quarterly Report on Form 10-Q filed October 23, 2008).
21.1	List of Subsidiaries of ProUroCare Medical Inc. (incorporated by reference to Exhibit 21.1 to Registration Statement on Form SB-2 filed August 3, 2004).
23.1	Consent of Virchow, Krause & Company, LLP.**
23.2	Consent of Dorsey & Whitney, LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page hereof).

*
Management contract or compensatory plan.

**
Previously filed.

†
To be filed by amendment.

QuickLinks

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution
  Item 14. Indemnification of Directors and Officers
  Item 15. Recent Sales of Unregistered Securities
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES